Exhibit 99.1

Investor Contact	Media Contact
Geoffrey Helliwell Treasurer (978) 715-1041 (800) 225-3384 Geoffrey_Helliwell@Millipore.com	Thomas Anderson VP, Corporate Communications (978) 715-1043 (800) 225-3384 Thomas_Anderson@Millipore.com

Millipore Revenues Up 19 Percent in First Quarter

Billerica, Massachusetts, April 20, 2004 – Millipore Corporation (NYSE/MIL) announced today that its first quarter sales were $222 million, up 19 percent from the same period of 2003. In local currency, revenue growth was 10 percent.

First quarter earnings were $0.55 per share, up 25 percent from $0.44 per share in the first quarter of last year.

Fran Lunger, Millipore’s CEO, said: “We had very good revenue growth across our markets and geographic areas in the first quarter, and delivered strong earnings performance. Both of our higher growth opportunities had double digit local currency revenue growth: Biotechnology sales were up 15 percent and life science research sales were up 13 percent. Of particular note were our sales of chromatographic media for purifying biotech drugs and our sales of drug discovery consumables for life science research. In other bioscience, revenues were up 7 percent, a strong performance for this market.”

Millipore’s first quarter revenue growth by geography was as follows ($’s in millions):

	Q1, 2004	Q1, 2003	% Growth	% Growth Local Currency
Americas	$89	$78	14%	13%
Europe	90	74	22%	6%
Asia/Pacific	43	35	23%	12%

Total	$222	$187	19%	10%

Use of Non-GAAP Financial Measures

All references to “local currencies” represent the foreign currency balances translated, in all periods presented, at Millipore’s predetermined budgeted exchange rates for 2004, thus excluding the impact of fluctuations in the actual foreign currency rates. In addition to analyzing financial results at actual rates of exchange, management uses this presentation because we believe that the local currency results provide a clearer presentation of underlying business trends separate from the impact of foreign currency. The U.S. dollar results represent the foreign currency balances translated at actual exchange rates.

Quarterly Earnings Call

Millipore will have a Live Webcast Quarterly Earnings call today, April 20, 2004 at 5:30 p.m., Eastern Time. Please visit the Millipore web site at www.millipore.com for details about this event. The replay of the webcast will be available online the day after the event.

About Millipore

Millipore is a multinational, high technology company that provides technologies, tools and services for the development and production of new therapeutic drugs. It serves the life science research, biotechnology and pharmaceutical industries. For more information about Millipore visit www.millipore.com.

Millipore Forward Looking Statement Disclaimer

The matters discussed herein, as well as in future oral and written statements by management of Millipore Corporation that are forward-looking statements, are based on current management expectations that involve substantial risks and uncertainties which could cause actual results to differ materially from the results expressed in, or implied by, these forward-looking statements. Potential risks and uncertainties that could affect Millipore’s future operating results include, without limitation, foreign exchange rates; regulatory delay in the approval of new therapeutics and their ultimate commercial success; further consolidation of drug manufacturers; competitive factors such as new membrane technology; lack of availability of raw materials or component products on a timely basis; inventory risks due to shifts in market demand; change in product mix; conditions in the economy in general and in the bioscience markets in particular; potential environmental liabilities; the inability to utilize technology in current or planned products due to overriding rights by third parties; difficulties inherent in research and development activities; and the risk factors listed from time to time in Millipore’s filings with the SEC.

Millipore Corporation

Consolidated Statements of Income

(In thousands, except per share data)

	Unaudited Quarter Ended March 31,
	2004	2003
Net sales	$222,469	$187,452
Cost of sales	100,910	82,325

Gross profit	121,559	105,127

Selling, general and administrative expenses	67,782	60,025
Research and development expenses	15,997	13,809

Operating income	37,780	31,293

Interest income	416	385
Interest expense	(2,878)	(4,148)

Income before income taxes	35,318	27,530
Provision for income taxes	8,123	6,194

Net Income	$27,195	$21,336

Diluted income per share	$0.55	$0.44

Diluted weighted average shares outstanding	49,889	48,537

Geoffrey Helliwell

Treasurer

(800) 225-3384 or (978) 715-1041

Millipore Corporation

Condensed Consolidated Balance Sheets

(In thousands)

	March 31, 2004		December 31, 2003

Assets	(Unaudited	)

Cash and cash equivalents	$53,853		$147,027
Accounts receivable, net	187,487		174,979
Inventories	138,790		137,757
Deferred income taxes	51,092		51,092
Other current assets	5,481		5,507

Total current assets	436,703		516,362

Property, plant and equipment, net	316,400		316,890
Deferred income taxes	77,226		77,226
Intangible assets, net	24,416		25,348
Goodwill	9,433		9,433
Other assets	6,000		6,014

Total assets	$870,178		$951,273

Liabilities and shareholders’ equity

Current portion of long-term debt	$—		$75,000
Accounts payable	52,980		60,836
Accrued expenses	62,158		69,819
Accrued retirement plan contributions	5,348		9,443
Accrued income taxes payable	9,877		7,294

Total current liabilities	130,363		222,392
Long-term debt	195,000		216,000
Other liabilities	53,098		51,840
Shareholders’ equity	491,717		461,041

Total liabilities and shareholders’ equity	$870,178		$951,273

Geoffrey Helliwell

Treasurer

(800) 225-3384 or (978) 715-1041